SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): June 20, 2003

                          ALLIANCE PHARMACEUTICAL CORP.
               (Exact Name of Registrant as Specified in Charter)

        NEW YORK                     0-12950                   14-1644018
(State or other jurisdiction (Commission File Number) (IRS Employer ID Number) of incorporation)


6175 Lusk Boulevard San Diego, California                          92121
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (858) 410-5200

                                       N/A
          (Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 18, 2003, Alliance Pharmaceutical Corp. ("Alliance") sold all of its assets related to designing, developing, manufacturing, marketing, selling, licensing, supporting and maintaining its Imagent(R) product, Alliance's ultrasound contrast agent that was approved by the FDA for marketing in the United States in June 2002, to Photogen Technologies, Inc. ("Photogen").

     At the closing, at Alliance's direction, Photogen paid approximately $1,300,000 in cash and delivered 2,198,137 shares of its Common Stock to creditors, employees and vendors of Alliance, valued at approximately $3,500,000. Photogen is obligated to pay additional amounts to Alliance's secured and unsecured creditors after the closing. At various times between 90 and 365 days after the closing and subject to reaching satisfactory agreements with certain secured and unsecured creditors, Photogen must pay an aggregate amount of up to approximately $3,000,000 to them and deliver up to an aggregate of approximately 954,142 shares of its Common Stock. The amount of consideration was determined through arms-length negotiations.

     In addition, after the closing and through 2010, Photogen must pay Alliance further consideration in the form of an earn out based on Imagent(R) revenue invoiced (subject to certain reductions). The amount of the earn out will equal, for each year of the earn out: 7.5% of Imagent(R) revenue up to $20,000,000; 10% of Imagent(R) revenue between $20,000,000 and $30,000,000; 15% of Imagent(R) revenue between $30,000,000 and $40,000,000 and 20% of Imagent(R) revenue above $40,000,000. The earn out will be reduced by amounts Photogen must pay pursuant to a license agreement with Schering Aktiengesellschaft, net of payments they receive from Schering under the license, and amounts of any indemnification claims Photogen has against Alliance. The earn out is subject to three additional offsets (which are to be applied in the manner described in the Asset Purchase Agreement) that entitle Photogen to retain portions of the earn out otherwise payable to Alliance:

o Up to approximately $1,600,000 for a fixed price offset, depending on the satisfaction of certain conditions;

o The amount of any payments not committed to at closing Photogen makes after the closing to Alliance's creditors plus up to $1,000,000 of litigation expenses for certain patent and other litigation; and

o Between $4,000,000 and $5,000,000, which is the principal and accrued interest under Photogen's bridge loans to Alliance, depending on the satisfaction of certain conditions.

     A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1.

Item 5.  OTHER EVENTS.

     Alliance also announced its acquisition of Baxter Healthcare Corporation's ("Baxter") ownership interest in PFC Therapeutics, LLC, the joint venture established by Alliance and Baxter in May 2000 to commercialize Oxygent(TM) (perflubron emulsion), an intravascular oxygen carrier, in North America and Europe. Alliance will pay Baxter a royalty on the sales of Oxygent by PFC Therapeutics, following regulatory approval.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements

     None.

(b) Pro Forma Financial Statements

     None.

(c) Exhibits

EXHIBIT NO.  EXHIBIT

2.1         Asset Purchase Agreement, dated June 10, 2003.

99.1        Press release, dated June 19, 2003

99.2        Press release, dated June 19, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ALLIANCE PHARMACEUTICAL CORP.


                                          By: /s/Duane J. Roth
                                              ------------------------
                                              Duane J. Roth
                                              Chief Executive Officer

Dated June 20, 2003